Exhibit 99.1

FOR IMMEDIATE RELEASE

Mercury Computer Systems Announces Two Board Directors to Retire

CHELMSFORD, Mass. – September 18, 2008 – Mercury Computer Systems, Inc. (NASDAQ: MRCY) today announced that after many years of service, two of the Company’s directors – Dr. Gordon B. Baty and Sherman N. Mullin – have notified the Company of their intentions to retire from its Board of Directors and not to stand for re-election. Each has indicated that he will continue to serve as a director until the end of his term, which expires at the Company’s annual shareholders’ meeting on November 17, 2008.

Baty has been a member of the Board of Directors since 1983. He is a member of the Board’s Audit Committee and Nominating and Governance Committee. Mullin has served as Board member since 1994, and is on the Board’s Compensation Committee and Nominating and Governance Committee.

“We are pleased to have served on Mercury’s Board for many years and contribute to Mercury’s evolution into a recognized technology leader in unique high-performance, embedded computing systems,” said Baty and Mullin jointly.

Mark Aslett, President and CEO of Mercury Computer Systems, said, “Both Gordon and Sherm made major contributions to Mercury, and on behalf of our Board of Directors and shareholders, I want to thank them for their outstanding service and many years of support.”

Mercury Computer Systems, Inc. – Where Challenges Drive Innovation™

Mercury Computer Systems (www.mc.com, NASDAQ: MRCY) provides embedded computing systems and software that combine image, signal, and sensor processing with information management for data-intensive applications. With deep expertise in optimizing algorithms and software and in leveraging industry-standard technologies, we work closely with customers to architect comprehensive, purpose-built solutions that capture, process, and present data for defense electronics, homeland security, and other computationally challenging commercial markets. Our dedication to performance excellence and collaborative innovation continues a 25-year history in enabling customers to gain the competitive advantage they need to stay at the forefront of the markets they serve.

199 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A.

978-256-1300 • Fax 978-256-3599 • www.mc.com

Mercury Announces Directors’ Intent Not to Stand for Re-Election to BoD, Page 2

Mercury is based in Chelmsford, Massachusetts, and serves customers worldwide through a broad network of direct sales offices, subsidiaries, and distributors.

Forward-Looking Safe Harbor Statement

This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the board of directors. You can identify these statements by our use of the words “may,” “will,” “should,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of continued geo-political unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, continued funding of defense programs, the timing of such funding, changes in the U.S. Government’s interpretation of federal procurement rules and regulations, market acceptance of the Company’s products, shortages in components, production delays due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, and difficulties in retaining key customers. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s recent filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2008. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

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Contact:

Robert Hult, CFO

Mercury Computer Systems, Inc.

978-967-1990

Challenges Drive Innovation is a trademark of Mercury Computer Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.